NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC. ANNOUNCES
DECLARATION OF $1.00 PER SHARE SPECIAL CASH DIVIDEND

CONCLUSION OF BOARD’S REVIEW OF STRATEGIC ALTERNATIVES

AUSTIN, TX, March 15, 2017 - Stratus Properties Inc. (NASDAQ: STRS) announced today that its Board of Directors (the Board) has declared a special cash dividend of $1.00 per share payable April 18, 2017 to stockholders of record on March 31, 2017. The dividend was declared after the Board’s consideration of the results of the recent sale of The Oaks at Lakeway and in connection with the Board’s decision to conclude its previously announced formal review of strategic alternatives.

Stratus’ successful program of actively developing its properties and strategically marketing and selling developed assets at appropriate times will be continued. In addition, Stratus’ management will hold quarterly earnings conference calls beginning with Stratus’ release of its results for the first quarter of 2017. As the strategic review process has concluded, the Board decided to allow Stratus’ stockholder rights plan to expire in accordance with its terms on March 9, 2017.

William H. Armstrong III, Chairman of the Board, President and Chief Executive Officer of Stratus, stated, “Our Board’s decision to declare a special dividend is consistent with our strategy of developing and selling our properties profitably and distributing cash to stockholders. It is also a reflection of the Board’s confidence in our strategy, the strength of which has been supported by our recent successes, including:

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The development and recently announced sale of our 100%-owned The Oaks at Lakeway project for $114.0 million in cash, generating net cash proceeds of $50.8 million and enabling us to pay off all Stratus debt other than debt specific to other projects. On a pro forma basis after giving consideration to the use of proceeds from the sale, Stratus’ consolidated debt as of December 31, 2016, was reduced from $291.1 million to $186.6 million.

•	The sales of Parkside Village and 5700 Slaughter commercial properties in 2015, resulting in gains of approximately $21 million.”

Mr. Armstrong continued, “In addition, we have a number of exciting development projects in our pipeline including:

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The initial 236-unit phase of our Santal multi-family project in Barton Creek Section N was completed within budget in August 2016 and is approximately 90% leased, with construction of the second 212-unit phase expected to commence by mid-2017.

•	Our HEB grocery-anchored retail developments in Killeen and Magnolia, Texas are progressing, with the HEB stores presently expected to open in April 2017 and early 2019, respectively.

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Our Lantana Place mixed-use development project, comprised of approximately 320,000 square feet of retail, hotel and office uses, is fully designed and permitted, and subject to obtaining construction financing, we expect to begin construction in the second quarter of 2017.

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We have secured final building permits for The St. Mary, a 240-unit multi-family development in the Circle C community, and we intend to either sell the shovel-ready site or, subject to obtaining construction financing, commence construction by the end of 2017.

Our team is highly focused on our active development pipeline and enhancing and capturing the value of our properties in a cost-effective manner.”

After evaluating proposals from seven financial advisors suggested by the Board, and full Board in-person interviews of three finalists, Stratus’ Board announced in April 2016 the engagement of an independent financial advisor, Hentschel & Company, a boutique investment banking advisory firm focused on the real estate industry, to assist Stratus in its review of strategic alternatives. With Hentschel, Stratus engaged in an extensive process, approaching 105 potential transaction parties including public, private, domestic and foreign investors, of which 24 executed nondisclosure agreements and were provided access to a data room. There were no restrictions on the form or nature of the transaction to be proposed, no price or form of consideration requirements, and no requirements concerning retention or compensation of management. Stratus and its financial advisor engaged in meetings, discussions and negotiations with many of these participants, 10 of whom submitted written or verbal indications of interest.

None of the participants ultimately sustained an indication of interest in acquiring the entire company at a price per share at or above Stratus’ recent trading prices. The Board, in consultation with its financial advisor, determined that the indications of interest would not at this time provide adequate value to stockholders.

Michael D. Madden, Stratus’ Lead Independent Director, stated, “The Board was satisfied with the thorough nature of the process. Issues arising in connection with a potential sale of the company included differences of opinion as to the value that can be created from Stratus’ substantial portfolio of undeveloped land, the value of the W Austin hotel, the impact on value of the current real estate market cycle, and how values that can be created in the future from Stratus’ portfolio of development opportunities should be allocated between Stratus and a buyer. In addition, the diverse nature of Stratus’ assets presented a challenge for participants with narrower investment interests. Some participants indicated an interest in acquiring certain groups of assets of the company or suggested that they would be interested in providing joint venture financing for certain company opportunities, and some of these ideas may be further explored.”

Mr. Madden continued, “The Board remains confident in management’s ability to optimize the value of Stratus’ high-quality assets going forward. Our management has the experience and skill necessary to navigate the complex regulatory and political landscape in our markets, strengthen and build relationships with key stakeholders and lenders, and deliver value to Stratus’ stockholders. The new program of quarterly conference calls should assist our stockholders in evaluating our progress. Although the formal strategic review process has concluded, our Board, as always, will continue to review the strategic direction of our company, and remains open to considering proposals that will provide value to our stockholders.”

Stratus is a diversified real estate company engaged primarily in the acquisition, entitlement, development, management, operation and sale of commercial, hotel, entertainment, and multi- and single-family residential real estate properties, primarily located in the Austin, Texas area, but including projects in certain other select markets in Texas.
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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS. This press release contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical facts, such as statements regarding the implementation and potential results of Stratus' active development plan, and projections or expectations related to operational and financial performance or liquidity, reimbursements for infrastructure costs, financing and regulatory matters, development plans and sales of properties, commercial leasing activities, timeframes for development, construction and completion of Stratus' projects, capital expenditures, possible joint venture arrangements, other plans and objectives of management for future operations and activities, and future dividend payments. The words “anticipates,” “may,” “can,” “plans,” “believes,” “potential,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions and/or statements that are not historical facts are intended to identify those assertions as forward-looking statements. Under Stratus’ loan agreement with Comerica Bank, Stratus is not permitted to pay dividends on common stock without Comerica’s prior written consent, which was obtained in connection with the special dividend, but not required to be granted by Comerica in the future. The declaration of dividends is at the discretion of Stratus’ Board of Directors (Board), subject to restrictions under Stratus’ loan agreement with Comerica Bank, and will depend on Stratus’ financial results, cash requirements, projected compliance with covenants in its debt agreements, outlook and other factors deemed relevant by the Board.

Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause Stratus' actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, Stratus’ ability to refinance and service its debt and the availability of financing for development projects and other corporate purposes, Stratus' ability to sell properties at prices its board of directors considers acceptable, a decrease in the demand for real estate in the Austin, Texas market, changes in economic and business conditions, reductions in discretionary spending by consumers and corporations, competition from other real estate developers, hotel operators and/or entertainment venue operators and promoters, the termination of sales contracts or letters of intent due to, among other factors, the failure of one or more closing conditions or market changes, the failure to attract customers for its developments or such customers’ failure to satisfy their purchase commitments, increases in interest rates, declines in the market value of its assets, increases in operating costs, including real estate taxes and the cost of construction materials, changes in external perception of the W Austin Hotel, changes in consumer preferences, changes in laws, regulations or the regulatory environment affecting the development of real estate, opposition from special interest groups with respect to development projects, and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2015, filed with the U.S. Securities and Exchange Commission (SEC) as updated by Stratus' subsequent filings with the SEC.

Investors are cautioned that many of the assumptions upon which Stratus' forward-looking statements are based are likely to change after the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it does not intend to update its forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, business plans, actual experience, or other changes, and Stratus undertakes no obligation to update any forward-looking statements.

A copy of this release is available on Stratus' website, www.stratusproperties.com.

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